Registration No. 333-161977
Registration No. 333-169624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

KABUSHIKI KAISHA ADVANTEST
(Exact name of registrant as specified in its charter)

ADVANTEST CORPORATION
(Translation of Registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Shin-Marunouchi Center Building 1-6-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan
(Address of Principal Executive Offices)

THE ADVANTEST CORPORATION INCENTIVE STOCK OPTION PLAN 2009

(Full title of the plan)
_______________
Advantest America, Inc.
3061 Zanker Road
San Jose, California 95134
Attention: Corporate Secretary
(408) 456-3600
(Name, address and telephone number of agent for service)

With a copy to:
Masahisa Ikeda
Shearman & Sterling LLP
Fukoku Seimei Building
2-2 Uchisaiwaicho 2-chome
Chiyoda-ku, Tokyo 100-0011
Japan
81-3-5251-1601

Explanatory Note

Advantest Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File Nos. 333-161977 and 333-169624) filed on September 18, 2009 and September 29, 2010, respectively (the “Registration Statements”) to deregister certain shares of the Registrant’s common stock relating to options that were registered for issuance under the Advantest Corporation Incentive Stock Option Plan 2009 (the “Plan”).

The Registration Statements, in the aggregate, registered a total of 30,000 shares issuable pursuant to the Plan.

The Registration Statements are hereby amended to deregister the remaining unissued shares following the expiration of the awards under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on July 23, 2014.

ADVANTEST CORPORATION

By:	/s/ Hiroshi Nakamura
	Name:	Hiroshi Nakamura
	Title:	Director and Managing Executive Officer (Principal Financial Officer)

Note: No other person is required to sign this Post Effective Amendment No. 1 in reliance upon Rule 478 of the Securities Act of 1933, as amended.